Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
First Quarter 2023

50th W. P. CAREY Anniversary

Investing for the Long Run®

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CESH	Carey European Student Housing Fund I, L.P.
Managed Programs	CPA:18 – Global (prior to the CPA:18 Merger on August 1, 2022) and CESH
U.S.	United States
ABR	Contractual minimum annualized base rent
SEC	Securities and Exchange Commission
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate
CPA:18 Merger	Our merger with CPA:18 – Global, which was completed on August 1, 2022

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – First Quarter 2023

W. P. Carey Inc.
Overview – First Quarter 2023

Summary Metrics
As of or for the three months ended March 31, 2023.

Financial Results
	Real Estate Segment
		Total (a)
Revenues, including reimbursable costs – consolidated ($000s)	$427,350	$427,790
Net income attributable to W. P. Carey ($000s)	293,231	294,380
Net income attributable to W. P. Carey per diluted share	1.38	1.39
Normalized pro rata cash NOI from real estate ($000s) (b) (c)	357,582	357,582
Adjusted EBITDA ($000s) (b) (c)	352,576	352,928
AFFO attributable to W. P. Carey ($000s) (b) (c)	278,584	279,219
AFFO attributable to W. P. Carey per diluted share (b) (c)	1.31	1.31

Dividends declared per share – current quarter		1.067
Dividends declared per share – current quarter annualized		4.268
Dividend yield – annualized, based on quarter end share price of $77.45		5.5%
Dividend payout ratio – for the three months ended March 31, 2023 (d)		81.5%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $77.45 ($000s)		$16,565,829
Pro rata net debt ($000s) (e)		8,256,688
Enterprise value ($000s)		24,822,517

Total consolidated debt ($000s)		8,258,248
Gross assets ($000s) (f)		20,516,120
Liquidity ($000s) (g)		1,661,746

Pro rata net debt to enterprise value (c)		33.3%
Pro rata net debt to adjusted EBITDA (annualized) (b) (c)		5.8x
Total consolidated debt to gross assets		40.3%
Total consolidated secured debt to gross assets		5.1%
Cash interest expense coverage ratio (b)		6.0x

Weighted-average interest rate (c)		3.1%
Weighted-average debt maturity (years) (c)		4.1

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)		$1,416,637
ABR – unencumbered portfolio (% / $000s) (h) (i)	89.0% /	$1,260,948
Number of net-leased properties		1,446
Number of operating properties (j)		99
Number of tenants – net-leased properties		397

ABR from top ten tenants as a % of total ABR – net-leased properties		18.6%
ABR from investment grade tenants as a % of total ABR – net-leased properties (k)		31.6%
Contractual same store growth (l)		4.3%

Net-leased properties – square footage (millions)		176.1

Occupancy – net-leased properties		99.2%
Weighted-average lease term (years)		10.9

Investment volume – current quarter ($000s)		$177,795
Dispositions – current quarter ($000s)		42,701

Maximum commitment for capital investments and commitments expected to be completed during 2023 ($000s)		82,865
Construction loan funding expected to be completed during 2023 ($000s)		55,003
Total capital investments, commitments and construction loan funding expected to be completed during 2023 ($000s)		137,868
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – First Quarter 2023

(a)Includes immaterial amounts from our Investment Management segment.
(b)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(c)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(d)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(e)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(f)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $1.0 billion and above-market rent intangible assets of $497.1 million.
(g)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our equity forward sale agreements.
(h)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(i)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(j)Comprised of 84 self-storage properties, 13 hotels and two student housing properties.
(k)Percentage of portfolio is based on ABR, as of March 31, 2023. Includes tenants or guarantors with investment grade ratings (23.3%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.3%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(l)See the Same Store Analysis section for a description of contractual same store growth.

Investing for the Long Run® | 2

W. P. Carey Inc.
Overview – First Quarter 2023

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Mar. 31, 2023	Annualized
Normalized pro rata cash NOI (a) (b)	$357,582	$1,430,328
Components of normalized pro rata cash NOI:
Net lease normalized pro rata cash NOI	336,460	1,345,840
Self-storage and other operating properties normalized pro rata cash NOI (c)	21,122	84,488

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Mar. 31, 2023
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$150,085
Cash and cash equivalents		147,939
Las Vegas retail complex construction loan (e)		209,607
Other secured loans receivable, net		39,250
Other assets, net:
Investment deposit (f)		$467,075
Investment in shares of Lineage Logistics (a cold storage REIT)		404,921
Straight-line rent adjustments		308,678
Restricted cash, including escrow		82,892
Deferred charges		61,480
Non-rent tenant and other receivables		53,899
Office lease right-of-use assets, net		57,177
Taxes receivable		42,134
Securities and derivatives		33,871
Deferred income taxes		18,345
Prepaid expenses		16,892
Leasehold improvements, furniture and fixtures		14,249
Rent receivables (g)		4,666
Due from affiliates		1,118
Other		20,637
Total other assets, net		$1,588,034

Liabilities
Total pro rata debt outstanding (b) (h)		$8,404,627
Dividends payable		231,530
Deferred income taxes		181,935
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$177,135
Prepaid and deferred rents		153,435
Operating lease liabilities		146,721
Tenant security deposits		95,915
Accrued taxes payable		49,552
Other		56,726
Total accounts payable, accrued expenses and other liabilities		$679,484
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include 13 hotels and two student housing properties. Amount for the three months ended March 31, 2023 includes net operating income of $3.3 million, reflecting two months of activity (February and March 2023) from 12 hotel operating properties that converted from net leases to operating properties upon expiration of the master lease with the tenant (Marriott) on January 31, 2023. Net operating income of $1.3 million from these properties for January 2023 is reflected in net lease normalized pro rata cash NOI.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.

Investing for the Long Run® | 3

W. P. Carey Inc.
Overview – First Quarter 2023

(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Represents cash paid as of March 31, 2023 for the acquisition of an 11-property portfolio net leased to Apotex Pharmaceutical Holdings, Inc. that closed in April 2023.
(g)Comprised of rent receivables that were substantially collected as of the date of this report.
(h)Excludes unamortized discount, net totaling $33.7 million and unamortized deferred financing costs totaling $24.9 million as of March 31, 2023.

Investing for the Long Run® | 4

W. P. Carey Inc.
Financial Results
First Quarter 2023

Investing for the Long Run® | 5

W. P. Carey Inc.
Financial Results – First Quarter 2023

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Revenues
Real Estate:
Lease revenues	$352,336	$347,636	$331,902	$314,354	$307,725
Income from finance leases and loans receivable	20,755	17,472	20,637	17,778	18,379
Operating property revenues	40,886	28,951	21,350	5,064	3,865
Other lease-related income	13,373	8,083	8,192	2,591	14,122
	427,350	402,142	382,081	339,787	344,091
Investment Management:
Asset management revenue	339	383	1,197	3,467	3,420
Reimbursable costs from affiliates	101	104	344	1,143	927
	440	487	1,541	4,610	4,347
	427,790	402,629	383,622	344,397	348,438
Operating Expenses
Depreciation and amortization	156,409	140,749	132,181	115,080	115,393
General and administrative	26,448	22,728	22,299	20,841	23,084
Reimbursable tenant costs	21,976	21,084	18,874	16,704	16,960
Operating property expenses	21,249	11,719	9,357	3,191	2,787
Property expenses, excluding reimbursable tenant costs	12,772	13,879	11,244	11,851	13,779
Stock-based compensation expense	7,766	9,739	5,511	9,758	7,833
Reimbursable costs from affiliates	101	104	344	1,143	927
Merger and other expenses (a)	24	2,058	17,667	1,984	(2,322)
Impairment charges — real estate	—	12,734	—	6,206	20,179
Impairment charges — Investment Management goodwill (b)	—	—	29,334	—	—
	246,745	234,794	246,811	186,758	198,620
Other Income and Expenses
Gain (loss) on sale of real estate, net (c)	177,749	5,845	(4,736)	31,119	11,248
Interest expense	(67,196)	(67,668)	(59,022)	(46,417)	(46,053)
Other gains and (losses) (d)	8,100	97,059	(15,020)	(21,746)	35,745
Earnings from equity method investments (e)	5,236	6,032	11,304	7,401	4,772
Non-operating income (f)	4,626	6,526	9,263	5,974	8,546
Gain on change in control of interests (g)	—	—	33,931	—	—
	128,515	47,794	(24,280)	(23,669)	14,258
Income before income taxes	309,560	215,629	112,531	133,970	164,076
Provision for income taxes	(15,119)	(6,126)	(8,263)	(6,252)	(7,083)
Net Income	294,441	209,503	104,268	127,718	156,993
Net (income) loss attributable to noncontrolling interests	(61)	35	660	(40)	2
Net Income Attributable to W. P. Carey	$294,380	$209,538	$104,928	$127,678	$156,995

Basic Earnings Per Share	$1.39	$1.00	$0.52	$0.66	$0.82
Diluted Earnings Per Share	$1.39	$1.00	$0.51	$0.66	$0.82
Weighted-Average Shares Outstanding
Basic	211,951,930	209,281,888	203,093,553	194,019,451	191,911,414
Diluted	212,345,047	209,822,650	204,098,116	194,763,695	192,416,642

Dividends Declared Per Share	$1.067	$1.065	$1.061	$1.059	$1.057
________
(a)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(d)Amount for the three months ended March 31, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $3.4 million, a net gain recognized on the extinguishment of debt of $2.8 million and net gains on foreign currency exchange rate movements of $2.5 million.
(e)Amount for the three months ended March 31, 2022 includes a non-cash impairment charge of $4.6 million, recognized on an equity method investment in real estate.
(f)Amount for the three months ended March 31, 2023 is comprised of realized gains on foreign currency exchange derivatives of $4.1 million and interest income on deposits of $0.5 million.

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W. P. Carey Inc.
Financial Results – First Quarter 2023

(g)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the Long Run® | 7

W. P. Carey Inc.
Financial Results – First Quarter 2023

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Revenues
Lease revenues	$352,336	$347,636	$331,902	$314,354	$307,725
Income from finance leases and loans receivable	20,755	17,472	20,637	17,778	18,379
Operating property revenues	40,886	28,951	21,350	5,064	3,865
Other lease-related income	13,373	8,083	8,192	2,591	14,122
	427,350	402,142	382,081	339,787	344,091
Operating Expenses
Depreciation and amortization	156,409	140,749	132,181	115,080	115,393
General and administrative	26,448	22,728	22,299	20,841	23,084
Reimbursable tenant costs	21,976	21,084	18,874	16,704	16,960
Operating property expenses	21,249	11,719	9,357	3,191	2,787
Property expenses, excluding reimbursable tenant costs	12,772	13,879	11,244	11,851	13,779
Stock-based compensation expense	7,766	9,739	5,511	9,758	7,833
Merger and other expenses (a)	24	2,058	17,667	1,984	(2,325)
Impairment charges — real estate	—	12,734	0	6,206	20,179
	246,644	234,690	217,133	185,615	197,690
Other Income and Expenses
Gain (loss) on sale of real estate, net (b)	177,749	5,845	(4,736)	31,119	11,248
Interest expense	(67,196)	(67,668)	(59,022)	(46,417)	(46,053)
Other gains and (losses) (c)	7,586	96,846	(13,960)	(20,155)	34,418
Earnings (losses) from equity method investments in real estate (d)	5,236	6,032	6,447	4,529	(787)
Non-operating income	4,613	6,508	9,264	5,975	8,542
Gain on change in control of interests (e)	—	—	11,405	—	—
	127,988	47,563	(50,602)	(24,949)	7,368
Income before income taxes	308,694	215,015	114,346	129,223	153,769
Provision for income taxes	(15,402)	(4,908)	(3,631)	(5,955)	(6,913)
Net Income from Real Estate	293,292	210,107	110,715	123,268	146,856
Net (income) loss attributable to noncontrolling interests	(61)	35	660	(40)	2
Net Income from Real Estate Attributable to W. P. Carey	$293,231	$210,142	$111,375	$123,228	$146,858

Basic Earnings Per Share	$1.38	$1.00	$0.55	$0.64	$0.77
Diluted Earnings Per Share	$1.38	$1.00	$0.54	$0.64	$0.77
Weighted-Average Shares Outstanding
Basic	211,951,930	209,281,888	203,093,553	194,019,451	191,911,414
Diluted	212,345,047	209,822,650	204,098,116	194,763,695	192,416,642
________
(a)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(b)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(c)Amount for the three months ended March 31, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $3.4 million, a net gain recognized on the extinguishment of debt of $2.8 million and net gains on foreign currency exchange rate movements of $2.5 million.
(d)Amount for the three months ended March 31, 2022 includes a non-cash impairment charge of $4.6 million, recognized on an equity method investment in real estate.
(e)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.

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W. P. Carey Inc.
Financial Results – First Quarter 2023

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Revenues
Asset management revenue	$339	$383	$1,197	$3,467	$3,420
Reimbursable costs from affiliates	101	104	344	1,143	927
	440	487	1,541	4,610	4,347
Operating Expenses
Reimbursable costs from affiliates	101	104	344	1,143	927
Impairment charges — Investment Management goodwill (a)	—	—	29,334	—	—
Merger and other expenses	—	—	—	—	3
	101	104	29,678	1,143	930
Other Income and Expenses
Other gains and (losses)	514	213	(1,060)	(1,591)	1,327
Non-operating income (loss)	13	18	(1)	(1)	4
Gain on change in control of interests (b)	—	—	22,526	—	—
Earnings from equity method investments in the Managed Programs	—	—	4,857	2,872	5,559
	527	231	26,322	1,280	6,890
Income (loss) before income taxes	866	614	(1,815)	4,747	10,307
Benefit from (provision for) income taxes	283	(1,218)	(4,632)	(297)	(170)
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$1,149	$(604)	$(6,447)	$4,450	$10,137

Basic Earnings (Loss) Per Share	$0.01	$0.00	$(0.03)	$0.02	$0.05
Diluted Earnings (Loss) Per Share	$0.01	$0.00	$(0.03)	$0.02	$0.05
Weighted-Average Shares Outstanding
Basic	211,951,930	209,281,888	203,093,553	194,019,451	191,911,414
Diluted	212,345,047	209,822,650	204,098,116	194,763,695	192,416,642
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

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W. P. Carey Inc.
Financial Results – First Quarter 2023

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net income attributable to W. P. Carey	$294,380	$209,538	$104,928	$127,678	$156,995
Adjustments:
(Gain) loss on sale of real estate, net (a)	(177,749)	(5,845)	4,736	(31,119)	(11,248)
Depreciation and amortization of real property	155,868	140,157	131,628	114,333	114,646
Impairment charges — real estate	—	12,734	—	6,206	20,179
Gain on change in control of interests (b)	—	—	(33,931)	—	—
Impairment charges — Investment Management goodwill (c)	—	—	29,334	—	—
Proportionate share of adjustments to earnings from equity method investments (d) (e)	2,606	2,296	2,242	2,934	7,683
Proportionate share of adjustments for noncontrolling interests (f)	(299)	(294)	(189)	(4)	(4)
Total adjustments	(19,574)	149,048	133,820	92,350	131,256
FFO (as defined by NAREIT) Attributable to W. P. Carey (g)	274,806	358,586	238,748	220,028	288,251
Adjustments:
Straight-line and other leasing and financing adjustments	(15,050)	(14,766)	(14,326)	(14,492)	(10,847)
Above- and below-market rent intangible lease amortization, net	10,861	8,652	11,186	10,548	11,004
Other (gains) and losses (h)	(8,100)	(97,059)	15,020	21,746	(35,745)
Stock-based compensation	7,766	9,739	5,511	9,758	7,833
Amortization of deferred financing costs	4,940	5,705	5,223	3,147	3,128
Tax expense (benefit) – deferred and other	4,366	(3,325)	1,163	(355)	(1,242)
Other amortization and non-cash items	472	490	359	530	552
Merger and other expenses (i)	24	2,058	17,667	1,984	(2,322)
Proportionate share of adjustments to earnings from equity method investments (e)	(926)	(319)	(2,156)	1,486	(1,781)
Proportionate share of adjustments for noncontrolling interests (f)	60	(85)	(673)	(6)	(5)
Total adjustments	4,413	(88,910)	38,974	34,346	(29,425)
AFFO Attributable to W. P. Carey (g)	$279,219	$269,676	$277,722	$254,374	$258,826

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (g)	$274,806	$358,586	$238,748	$220,028	$288,251
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (g)	$1.29	$1.70	$1.17	$1.13	$1.50
AFFO attributable to W. P. Carey (g)	$279,219	$269,676	$277,722	$254,374	$258,826
AFFO attributable to W. P. Carey per diluted share (g)	$1.31	$1.29	$1.36	$1.31	$1.35
Diluted weighted-average shares outstanding	212,345,047	209,822,650	204,098,116	194,763,695	192,416,642
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Amount for the three months ended March 31, 2022 includes a non-cash impairment charge of $4.6 million, recognized on an equity method investment in real estate.
(e)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(f)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(g)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(h)Amount for the three months ended March 31, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $3.4 million, a net gain recognized on the extinguishment of debt of $2.8 million and net gains on foreign currency exchange rate movements of $2.5 million.
(i)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.

Investing for the Long Run® | 10

W. P. Carey Inc.
Financial Results – First Quarter 2023

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net income from Real Estate attributable to W. P. Carey	$293,231	$210,142	$111,375	$123,228	$146,858
Adjustments:
(Gain) loss on sale of real estate, net (a)	(177,749)	(5,845)	4,736	(31,119)	(11,248)
Depreciation and amortization of real property	155,868	140,157	131,628	114,333	114,646
Impairment charges — real estate	—	12,734	—	6,206	20,179
Gain on change in control of interests (b)	—	—	(11,405)	—	—
Proportionate share of adjustments to earnings from equity method investments (c) (d)	2,606	2,296	2,242	2,934	7,683
Proportionate share of adjustments for noncontrolling interests (e)	(299)	(294)	(189)	(4)	(4)
Total adjustments	(19,574)	149,048	127,012	92,350	131,256
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	273,657	359,190	238,387	215,578	278,114
Straight-line and other leasing and financing adjustments	(15,050)	(14,766)	(14,326)	(14,492)	(10,847)
Above- and below-market rent intangible lease amortization, net	10,861	8,652	11,186	10,548	11,004
Stock-based compensation	7,766	9,739	5,511	9,758	7,833
Other (gains) and losses (g)	(7,586)	(96,846)	13,960	20,155	(34,418)
Amortization of deferred financing costs	4,940	5,705	5,223	3,147	3,128
Tax expense (benefit) – deferred and other	4,366	(3,862)	(2,789)	(324)	(1,189)
Other amortization and non-cash items	472	490	359	530	552
Merger and other expenses (h)	24	2,058	17,667	1,984	(2,325)
Proportionate share of adjustments to earnings from equity method investments (d)	(926)	(320)	(938)	368	167
Proportionate share of adjustments for noncontrolling interests (e)	60	(85)	(673)	(6)	(5)
Total adjustments	4,927	(89,235)	35,180	31,668	(26,100)
AFFO Attributable to W. P. Carey – Real Estate (f)	$278,584	$269,955	$273,567	$247,246	$252,014

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$273,657	$359,190	$238,387	$215,578	$278,114
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$1.29	$1.70	$1.17	$1.11	$1.45
AFFO attributable to W. P. Carey – Real Estate (f)	$278,584	$269,955	$273,567	$247,246	$252,014
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$1.31	$1.29	$1.34	$1.27	$1.31
Diluted weighted-average shares outstanding	212,345,047	209,822,650	204,098,116	194,763,695	192,416,642
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(c)Amount for the three months ended March 31, 2022 includes a non-cash impairment charge of $4.6 million, recognized on an equity method investment in real estate.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended March 31, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $3.4 million, a net gain recognized on the extinguishment of debt of $2.8 million and net gains on foreign currency exchange rate movements of $2.5 million.
(h)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.

Investing for the Long Run® | 11

W. P. Carey Inc.
Financial Results – First Quarter 2023

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net income (loss) from Investment Management attributable to W. P. Carey	$1,149	$(604)	$(6,447)	$4,450	$10,137
Adjustments:
Impairment charges — Investment Management goodwill (a)	—	—	29,334	—	—
Gain on change in control of interests (b)	—	—	(22,526)	—	—
Total adjustments	—	—	6,808	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	1,149	(604)	361	4,450	10,137
Adjustments:
Other (gains) and losses	(514)	(213)	1,060	1,591	(1,327)
Tax expense (benefit) – deferred and other	—	537	3,952	(31)	(53)
Merger and other expenses	—	—	—	—	3
Proportionate share of adjustments to earnings from equity method investments (d)	—	1	(1,218)	1,118	(1,948)
Total adjustments	(514)	325	3,794	2,678	(3,325)
AFFO Attributable to W. P. Carey – Investment Management (c)	$635	$(279)	$4,155	$7,128	$6,812

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$1,149	$(604)	$361	$4,450	$10,137
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.00	$0.02	$0.05
AFFO attributable to W. P. Carey – Investment Management (c)	$635	$(279)	$4,155	$7,128	$6,812
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.02	$0.04	$0.04
Diluted weighted-average shares outstanding	212,345,047	209,822,650	204,098,116	194,763,695	192,416,642
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

Investing for the Long Run® | 12

W. P. Carey Inc.
Financial Results – First Quarter 2023

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended March 31, 2023.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,698	$(415)	$(7,540)	(c)
Income from finance leases and loans receivable	—	—	461
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,338	—	—
Student housing revenues	—	(175)	—
Other lease-related income	1	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,452	(299)	(158,052)	(d)
General and administrative	—	(1)	—
Reimbursable tenant costs	253	(77)	—
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	801	—	(28)
Student housing expenses	—	(95)	—
Property expenses, excluding reimbursable tenant costs	120	(16)	(401)	(e)
Stock-based compensation expense	—	—	(7,766)	(e)
Reimbursable costs from affiliates	—	—	—
Merger and other expenses	—	—	(24)

Other Income and Expenses
Gain on sale of real estate, net	—	—	(177,749)	(f)
Interest expense	(378)	132	4,946	(g)
Other gains and (losses)	—	(155)	(7,945)	(h)
Earnings from equity method investments:
Income related to joint ventures	(3,957)	—	1,987	(i)
Non-operating income	—	(1)	—

Provision for income taxes	(76)	57	4,408	(j)
Net income attributable to noncontrolling interests	—	69	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $10.8 million and the elimination of non-cash amounts related to straight-line rent and other of $18.3 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Primarily represents a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and finance leases, and other items.
(i)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(j)Primarily represents the elimination of deferred taxes.

Investing for the Long Run® | 13

W. P. Carey Inc.
Financial Results – First Quarter 2023

Capital Expenditures
In thousands. For the three months ended March 31, 2023.

Tenant Improvements and Leasing Costs
Tenant improvements	$4,352
Leasing costs	4,749
Tenant Improvements and Leasing Costs	9,101

Maintenance Capital Expenditures
Net-lease properties	710
Operating properties	904
Maintenance Capital Expenditures	1,614

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$10,715

Non-Maintenance Capital Expenditures
Net-lease properties	$198
Operating properties	—
Non-Maintenance Capital Expenditures	$198

Other Capital Expenditures
Net-lease properties	$728
Operating properties	—
Other Capital Expenditures	$728

Investing for the Long Run® | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
First Quarter 2023

Investing for the Long Run® | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2023

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	March 31, 2023	December 31, 2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,934,679	$13,338,857
Land, buildings and improvements — operating properties	1,323,047	1,095,892
Net investments in finance leases and loans receivable	1,222,345	771,761
In-place lease intangible assets and other	2,612,139	2,659,750
Above-market rent intangible assets	807,790	833,751
Investments in real estate	18,900,000	18,700,011
Accumulated depreciation and amortization (a)	(3,225,576)	(3,269,057)
Assets held for sale, net	43,038	57,944
Net investments in real estate	15,717,462	15,488,898
Equity method investments	341,153	327,502
Cash and cash equivalents	147,939	167,996
Other assets, net	1,588,034	1,080,227
Goodwill	1,037,819	1,037,412
Total assets	$18,832,407	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,978,499	$5,916,400
Unsecured revolving credit facility	669,463	276,392
Unsecured term loans, net	566,478	552,539
Non-recourse mortgages, net	1,043,808	1,132,417
Debt, net	8,258,248	7,877,748
Accounts payable, accrued expenses and other liabilities	679,484	623,843
Below-market rent and other intangible liabilities, net	161,848	184,584
Deferred income taxes	181,935	178,959
Dividends payable	231,530	228,257
Total liabilities	9,513,045	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 213,890,620 and 210,620,949 shares, respectively, issued and outstanding	214	211
Additional paid-in capital	11,948,910	11,706,836
Distributions in excess of accumulated earnings	(2,425,031)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(284,558)	(283,780)
Total stockholders' equity	9,301,581	8,993,646
Noncontrolling interests	17,781	14,998
Total equity	9,319,362	9,008,644
Total liabilities and equity	$18,832,407	$18,102,035
________
(a)Includes $1.7 billion of accumulated depreciation on buildings and improvements as of both March 31, 2023 and December 31, 2022, and $1.5 billion and $1.6 billion of accumulated amortization on lease intangibles as of March 31, 2023 and December 31, 2022, respectively.

Investing for the Long Run® | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2023

Capitalization
In thousands, except share and per share amounts. As of March 31, 2023.

Description	Shares	Share Price	Market Value
Equity
Common equity	213,890,620	$77.45	$16,565,829
Preferred equity			—
Total Equity Market Capitalization			16,565,829

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,140,820
Unsecured revolving credit facility (due February 20, 2025)			669,463
Unsecured term loans (due February 20, 2025)			567,781
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			543,750
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			543,750
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			543,750
Due April 15, 2028 (EUR)			543,750
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			163,125
Due June 1, 2030 (EUR)			570,938
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			217,500
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			8,404,627

Total Capitalization			$24,970,456
________
(a)Excludes unamortized discount, net totaling $33.7 million and unamortized deferred financing costs totaling $24.9 million as of March 31, 2023.

Investing for the Long Run® | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2023

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2023.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$644,756	4.8%	$143,360	2.6%	$46,868	4.2%	$834,984	9.9%	4.4%	1.8
Variable:
Swapped	31,724	4.7%	124,771	2.5%	—	—%	156,495	1.9%	3.0%	1.1
Floating	—	—%	98,395	3.6%	39,665	4.6%	138,060	1.7%	3.9%	1.5
Capped	—	—%	11,281	3.8%	—	—%	11,281	0.1%	3.8%	0.3
Total Pro Rata Non-Recourse Debt	676,480	4.8%	377,807	2.9%	86,533	4.4%	1,140,820	13.6%	4.1%	1.6

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	5.9%	4.6%	1.0
Due July 19, 2024	—	—%	543,750	2.3%	—	—%	543,750	6.5%	2.3%	1.3
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.3%	4.0%	1.8
Due April 9, 2026	—	—%	543,750	2.3%	—	—%	543,750	6.5%	2.3%	3.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.2%	4.3%	3.5
Due April 15, 2027	—	—%	543,750	2.1%	—	—%	543,750	6.5%	2.1%	4.0
Due April 15, 2028	—	—%	543,750	1.4%	—	—%	543,750	6.5%	1.4%	5.0
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.9%	3.9%	6.3
Due September 28, 2029	—	—%	163,125	3.4%	—	—%	163,125	1.9%	3.4%	6.5
Due June 1, 2030	—	—%	570,938	1.0%	—	—%	570,938	6.8%	1.0%	7.2
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	5.9%	2.4%	7.9
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.2%	2.5%	8.8
Due September 28, 2032	—	—%	217,500	3.7%	—	—%	217,500	2.6%	3.7%	9.5
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.0%	2.3%	10.0
Total Senior Unsecured Notes	2,900,000	3.4%	3,126,563	2.0%	—	—%	6,026,563	71.7%	2.7%	5.0
Variable:
Unsecured revolving credit facility (due February 20, 2025) (d)	197,000	5.7%	411,075	3.4%	61,388	3.8%	669,463	8.0%	4.1%	1.9
Unsecured term loans (due February 20, 2025) (e)	—	—%	233,813	4.0%	333,968	5.1%	567,781	6.7%	4.6%	1.9
Total Recourse Debt	3,097,000	3.5%	3,771,451	2.3%	395,356	4.9%	7,263,807	86.4%	3.0%	4.5

Total Pro Rata Debt Outstanding	$3,773,480	3.8%	$4,149,258	2.3%	$481,889	4.8%	$8,404,627	100.0%	3.1%	4.1
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $33.7 million and unamortized deferred financing costs totaling $24.9 million as of March 31, 2023.
(d)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR, SOFR, SONIA or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. SOFR includes a spread adjustment of 0.10%. SONIA includes a spread adjustment of 0.0326%. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.1 billion as of March 31, 2023.
(e)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans. SONIA includes a spread adjustment of 0.0326%.

Investing for the Long Run® | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2023

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2023.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2023	21	$50,191	3.7%	$305,692	$307,336	3.7%
2024	51	38,030	3.9%	254,152	261,177	3.1%
2025	48	46,390	4.3%	412,351	426,576	5.1%
2026	20	17,916	4.9%	96,945	115,031	1.4%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,054	6.0%	—	2,857	—%
2033	1	1,375	5.6%	1,672	3,819	—%
2039	1	733	5.3%	—	2,574	—%
Total Pro Rata Non-Recourse Debt	144	$155,689	4.1%	$1,092,262	1,140,820	13.6%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	5.9%
Due July 19, 2024 (EUR)			2.3%		543,750	6.5%
Due February 1, 2025 (USD)			4.0%		450,000	5.3%
Due April 9, 2026 (EUR)			2.3%		543,750	6.5%
Due October 1, 2026 (USD)			4.3%		350,000	4.2%
Due April 15, 2027 (EUR)			2.1%		543,750	6.5%
Due April 15, 2028 (EUR)			1.4%		543,750	6.5%
Due July 15, 2029 (USD)			3.9%		325,000	3.9%
Due September 28, 2029 (EUR)			3.4%		163,125	1.9%
Due June 1, 2030 (EUR)			1.0%		570,938	6.8%
Due February 1, 2031 (USD)			2.4%		500,000	5.9%
Due February 1, 2032 (USD)			2.5%		350,000	4.2%
Due September 28, 2032 (EUR)			3.7%		217,500	2.6%
Due April 1, 2033 (USD)			2.3%		425,000	5.0%
Total Senior Unsecured Notes			2.7%		6,026,563	71.7%
Variable:
Unsecured revolving credit facility (due February 20, 2025) (d)			4.1%		669,463	8.0%
Unsecured term loans (due February 20, 2025) (e)			4.6%		567,781	6.7%
Total Recourse Debt			3.0%		7,263,807	86.4%

Total Pro Rata Debt Outstanding			3.1%		$8,404,627	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $33.7 million and unamortized deferred financing costs totaling $24.9 million as of March 31, 2023.
(d)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR, SOFR, SONIA or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. SOFR includes a spread adjustment of 0.10%. SONIA includes a spread adjustment of 0.0326%. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.1 billion as of March 31, 2023.
(e)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans. SONIA includes a spread adjustment of 0.0326%.

Investing for the Long Run® | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2023

Senior Unsecured Notes
As of March 31, 2023.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Mar. 31, 2023
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.5%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	5.1%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.4x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	237.3%

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate
First Quarter 2023

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – First Quarter 2023

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Mar. 31, 2023	Total Funded Through Mar. 31, 2023	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Chattem, Inc.	Chattanooga, TN	Expansion	Warehouse	Q3 2023	120,000	10	$—	$—	$26,552	$26,552
Unchained Labs, LLC	Pleasanton, CA	Redevelopment	Laboratory	Q3 2023	N/A	16	3,764	6,235	7,662	13,897
COOP Danmark A/S (c) (d)	Klarup, Denmark	Purchase Commitment	Retail	Q3 2023	11,055	15	—	—	3,486	3,486
Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (c)	Various, Germany	Renovation	Retail	Q3 2023	N/A	14	—	—	2,284	2,284
Terran Orbital Corporation	Irvine, CA	Redevelopment	Industrial	Q4 2023	94,195	10	176	774	14,326	15,100
Hexagon Composites ASA	Salisbury, NC	Expansion	Industrial	Q4 2023	113,000	15	—	—	13,800	13,800
Outfront Media, LLC (6 properties)	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	—	7,272	474	7,746
Expected Completion Date 2023 Total					338,250	14	3,940	14,281	68,584	82,865

Fraikin SAS (c)	Various, France	Renovation	Industrial	Q4 2024	N/A	17	—	—	7,504	7,504
Expected Completion Date 2024 Total					—	17	—	—	7,504	7,504

Capital Investments and Commitments Total					338,250	14	$3,940	$14,281	$76,088	$90,369
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Commitment amounts are based on the applicable exchange rate at period end.
(d)Property is expected to be acquired upon completion of renovations.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – First Quarter 2023

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the three months ended March 31, 2023.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q23
Plaskolite, LLC (6 properties)	Various, United States	Industrial	Jan-23	$64,861	Sale-leaseback	24	931,521
Siderforgerossi Group S.P.A. (8 properties) (b)	Various, Italy (5 properties) and Spain (3 properties)	Industrial	Mar-23	79,218	Sale-leaseback	25	1,256,209
Berry Global Inc. (2 properties)	Evansville, IN and Lawrence, KS	Industrial	Mar-23	20,000	Renovation	17	N/A
Year-to-Date Total				164,079		24	2,187,730

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (c)	Las Vegas, NV	Retail	$13,716	$13,716	Q4 2023	$206,884	$261,887
Total				13,716

Year-to-Date Total Investment Volume				$177,795

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – First Quarter 2023

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2023.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q23
Adler Modemarkte AG (a)	Haibach, Germany	$11,151	Jan-23	Office	180,909
Vacant	Columbus, GA	8,000	Feb-23	Industrial	273,667
Vacant	Bloomington, MN	3,150	Mar-23	Office	221,800
Vacant	Chicago, IL	17,500	Mar-23	Office	178,490
Vacant	Virginia, MN	2,900	Mar-23	Office	62,973
Year-to-Date Total Dispositions		$42,701			917,839
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – First Quarter 2023

Joint Ventures
Dollars in thousands. As of March 31, 2023.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,000	$—	$21,450	$—
Kesko Senukai (e)	Net lease	70.00%	107,304	15,846	75,113	11,092
Johnson Self Storage	Self-storage operating	90.00%	—	N/A	—	N/A
Total Unconsolidated Joint Ventures Post-Merger			250,304	15,846	96,563	11,092

Consolidated Joint Ventures
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	59,715	8,353	56,669	7,927
COOP Ost SA (e)	Net lease	90.10%	52,018	6,812	46,868	6,137
State of Iowa Board of Regents	Net lease	90.00%	6,205	4,258	5,585	3,833
McCoy-Rockford, Inc.	Net lease	90.00%	—	932	—	839
Swansea, United Kingdom Student Housing (e)	Student housing operating	97.00%	—	N/A	—	N/A
Austin, TX Student Housing	Student housing operating	90.00%	—	N/A	—	N/A
Total Consolidated Joint Ventures			117,938	20,355	109,122	18,736
Total Unconsolidated and Consolidated Joint Ventures			$368,242	$36,201	$205,685	$29,828
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $1.1 million and unamortized deferred financing costs totaling $0.5 million as of March 31, 2023.
(c)Excludes unamortized discount, net totaling $1.0 million and unamortized deferred financing costs totaling less than $0.1 million as of March 31, 2023.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – First Quarter 2023

Top Ten Tenants
Dollars in thousands. Pro rata. As of March 31, 2023.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP (a)	Net lease self-storage properties in the U.S.	78	$38,751	2.7%	1.0
State of Andalucía (b)	Government office properties in Spain	70	32,024	2.2%	11.7
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business wholesale stores in Italy and Germany	20	29,710	2.1%	5.5
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Do-it-yourself retail properties in Germany	35	29,704	2.1%	13.9
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	25,036	1.8%	21.1
OBI Group (b)	Do-it-yourself retail properties in Poland	26	24,368	1.7%	8.2
Fortenova Grupa d.d. (b)	Grocery stores and warehouses in Croatia	19	21,062	1.5%	11.1
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	20,981	1.5%	20.5
Eroski Sociedad Cooperativa (b)	Grocery stores and warehouses in Spain	63	20,844	1.5%	13.0
Berry Global, Inc.	Manufacturing facilities in the U.S.	9	20,830	1.5%	13.9
Total (c)		350	$263,310	18.6%	11.2
________
(a)As of March 31, 2023, the tenant provided notice that it intends to exercise its option to repurchase the 78 properties it is leasing on or around March 31, 2024.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – First Quarter 2023

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2023.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$303,826	21.5%	52,152	29.6%
Warehouse	212,347	15.0%	42,817	24.3%
Retail (b)	48,122	3.4%	2,801	1.6%
Office	150,512	10.6%	9,587	5.5%
Self Storage (net lease)	63,786	4.5%	5,810	3.3%
Other (c)	96,354	6.8%	4,660	2.6%
U.S. Total	874,947	61.8%	117,827	66.9%

International
Industrial	82,404	5.8%	12,291	7.0%
Warehouse	130,919	9.2%	20,375	11.6%
Retail (b)	197,699	14.0%	17,505	9.9%
Office	93,472	6.6%	6,377	3.6%
Self Storage (net lease)	—	—%	—	—%
Other (c)	37,196	2.6%	1,744	1.0%
International Total	541,690	38.2%	58,292	33.1%

Total
Industrial	386,230	27.3%	64,443	36.6%
Warehouse	343,266	24.2%	63,192	35.9%
Retail (b)	245,821	17.4%	20,306	11.5%
Office	243,984	17.2%	15,964	9.1%
Self Storage (net lease)	63,786	4.5%	5,810	3.3%
Other (c)	133,550	9.4%	6,404	3.6%
Total (d)	$1,416,637	100.0%	176,119	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land, parking and outdoor advertising.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – First Quarter 2023

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2023.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$293,874	20.7%	36,258	20.6%
Consumer Services	113,785	8.0%	8,067	4.6%
Beverage and Food	108,372	7.7%	15,759	9.0%
Grocery	87,022	6.1%	8,404	4.8%
Automotive	87,006	6.1%	13,422	7.6%
Cargo Transportation	65,770	4.6%	9,550	5.4%
Healthcare and Pharmaceuticals	56,506	4.0%	5,557	3.2%
Capital Equipment	56,080	4.0%	8,459	4.8%
Containers, Packaging, and Glass	49,443	3.5%	8,266	4.7%
Business Services	48,794	3.5%	4,113	2.3%
Construction and Building	48,068	3.4%	9,233	5.2%
Durable Consumer Goods	47,072	3.3%	10,299	5.8%
Sovereign and Public Finance	45,546	3.2%	3,560	2.0%
Hotel and Leisure	41,349	2.9%	2,024	1.2%
High Tech Industries	35,542	2.5%	3,486	2.0%
Chemicals, Plastics, and Rubber	34,727	2.5%	6,186	3.5%
Insurance	30,690	2.2%	1,961	1.1%
Telecommunications	26,126	1.9%	2,137	1.2%
Metals	25,782	1.8%	4,515	2.6%
Non-Durable Consumer Goods	25,613	1.8%	5,971	3.4%
Banking	24,365	1.7%	1,426	0.8%
Other (b)	65,105	4.6%	7,466	4.2%
Total (c)	$1,416,637	100.0%	176,119	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: aerospace and defense, wholesale, media: advertising, printing, and publishing, oil and gas, media: broadcasting and subscription, utilities: electric, environmental industries, consumer transportation, forest products and paper, electricity, finance and real estate. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – First Quarter 2023

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2023.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$74,927	5.3%	10,582	6.0%
Minnesota	34,713	2.5%	3,401	1.9%
Ohio	31,465	2.2%	6,766	3.8%
Indiana	29,482	2.1%	5,137	2.9%
Michigan	28,362	2.0%	4,705	2.7%
Wisconsin	18,422	1.3%	3,276	1.9%
Other (b)	43,175	3.0%	6,230	3.5%
Total Midwest	260,546	18.4%	40,097	22.7%
South
Texas	115,613	8.2%	12,609	7.2%
Florida	51,785	3.7%	4,380	2.5%
Georgia	27,663	1.9%	4,447	2.5%
Tennessee	25,595	1.8%	4,136	2.3%
Alabama	20,072	1.4%	3,334	1.9%
Other (b)	15,364	1.1%	2,400	1.4%
Total South	256,092	18.1%	31,306	17.8%
East
North Carolina	39,350	2.8%	8,404	4.8%
Pennsylvania	32,761	2.3%	3,574	2.0%
New York	20,193	1.4%	2,257	1.3%
South Carolina	18,567	1.3%	4,949	2.8%
Massachusetts	18,247	1.3%	1,387	0.8%
Kentucky	17,375	1.2%	2,980	1.7%
Virginia	15,986	1.2%	1,854	1.0%
New Jersey	14,531	1.0%	862	0.5%
Other (b)	23,932	1.7%	3,799	2.2%
Total East	200,942	14.2%	30,066	17.1%
West
California	63,044	4.4%	6,100	3.5%
Arizona	30,493	2.2%	3,437	1.9%
Other (b)	63,830	4.5%	6,821	3.9%
Total West	157,367	11.1%	16,358	9.3%
U.S. Total	874,947	61.8%	117,827	66.9%
International
Germany	73,928	5.2%	6,839	3.9%
Spain	72,427	5.1%	5,631	3.2%
Poland	67,670	4.8%	8,635	4.9%
The Netherlands	60,368	4.3%	7,054	4.0%
United Kingdom	53,377	3.8%	4,780	2.7%
Italy	32,721	2.3%	3,354	1.9%
Denmark	25,039	1.8%	3,039	1.7%
Croatia	21,876	1.5%	2,063	1.2%
France	20,681	1.4%	1,679	1.0%
Canada	16,333	1.1%	2,492	1.4%
Norway	15,543	1.1%	753	0.4%
Other (c)	81,727	5.8%	11,973	6.8%
International Total	541,690	38.2%	58,292	33.1%
Total (d)	$1,416,637	100.0%	176,119	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Iowa, Missouri, Kansas, Nebraska, South Dakota and North Dakota. Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Utah, Oregon, Colorado, Nevada, Washington, Hawaii, Idaho, New Mexico, Wyoming and Montana.
(c)Includes assets in Lithuania, Mexico, Finland, Belgium, Hungary, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – First Quarter 2023

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2023.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$529,916	37.4%	54,030	30.7%
Capped CPI	271,816	19.2%	37,900	21.5%
CPI-linked	801,732	56.6%	91,930	52.2%
Fixed	562,499	39.7%	79,609	45.2%
Other (a)	38,758	2.7%	2,497	1.4%
None	13,648	1.0%	636	0.4%
Vacant	—	—%	1,447	0.8%
Total (b)	$1,416,637	100.0%	176,119	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – First Quarter 2023

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from March 31, 2022 to March 31, 2023. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. Excludes leases for properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2023.

	ABR
	As of
	Mar. 31, 2023	Mar. 31, 2022	Increase	% Increase
Property Type
Industrial	$289,636	$277,838	$11,798	4.2%
Warehouse	300,726	289,514	11,212	3.9%
Retail (a)	225,437	212,295	13,142	6.2%
Office	200,790	194,628	6,162	3.2%
Self Storage (net lease)	63,786	61,708	2,078	3.4%
Other (b)	104,598	100,135	4,463	4.5%
Total	$1,184,973	$1,136,118	$48,855	4.3%

Rent Adjustment Measure
Uncapped CPI	$463,587	$432,598	$30,989	7.2%
Capped CPI	244,435	236,216	8,219	3.5%
CPI-linked	708,022	668,814	39,208	5.9%
Fixed	428,500	420,931	7,569	1.8%
Other (c)	35,118	33,040	2,078	6.3%
None	13,333	13,333	—	—%
Total	$1,184,973	$1,136,118	$48,855	4.3%

Geography
U.S.	$721,860	$700,604	$21,256	3.0%
Europe	436,924	410,159	26,765	6.5%
Other International (d)	26,189	25,355	834	3.3%
Total	$1,184,973	$1,136,118	$48,855	4.3%

Same Store Portfolio Summary
Number of properties	1,192
Square footage (in thousands)	141,056

Investing for the Long Run® | 31

W. P. Carey Inc.
Real Estate – First Quarter 2023

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended March 31, 2022 through March 31, 2023 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. Excludes properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended March 31, 2023. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022	Increase	% Increase
Property Type
Industrial	$76,332	$74,233	$2,099	2.8%
Warehouse	72,444	70,179	2,265	3.2%
Retail (a)	55,299	52,775	2,524	4.8%
Office	52,443	50,965	1,478	2.9%
Self Storage (net lease)	15,567	15,023	544	3.6%
Other (b)	26,277	25,598	679	2.7%
Total	$298,362	$288,773	$9,589	3.3%

Rent Adjustment Measure
Uncapped CPI	$115,442	$109,670	$5,772	5.3%
Capped CPI	60,459	60,062	397	0.7%
CPI-linked	175,901	169,732	6,169	3.6%
Fixed	111,172	108,371	2,801	2.6%
Other (c)	8,089	7,545	544	7.2%
None	3,200	3,125	75	2.4%
Total	$298,362	$288,773	$9,589	3.3%

Geography
U.S.	$186,017	$181,957	$4,060	2.2%
Europe	106,051	100,726	5,325	5.3%
Other International (d)	6,294	6,090	204	3.3%
Total	$298,362	$288,773	$9,589	3.3%

Same Store Portfolio Summary
Number of properties	1,249
Square footage (in thousands)	146,746

Investing for the Long Run® | 32

W. P. Carey Inc.
Real Estate – First Quarter 2023

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$352,336	$307,725
Income from finance leases and loans receivable	20,755	18,379
Less: Reimbursable tenant costs – as reported	(21,976)	(16,960)
Less: Income from secured loans receivable	(1,169)	(1,150)
	349,946	307,994

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,446	5,670
Less: Pro rata share of adjustments for noncontrolling interests	(337)	(22)
	5,109	5,648

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(15,050)	(10,847)
Add: Above- and below-market rent intangible lease amortization	10,861	11,004
Less: Adjustments for pro rata ownership	(2,889)	29
	(7,078)	186

Adjustment to normalize for (i) properties not continuously owned since January 1, 2022 and (ii) constant currency presentation for prior year quarter (e)	(49,615)	(25,055)

Same Store Pro Rata Rental Income	$298,362	$288,773
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land, parking and outdoor advertising.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended March 31, 2022 through March 31, 2023. In addition, for the three months ended March 31, 2022, an adjustment is made to reflect average exchange rates for the three months ended March 31, 2023 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 33

W. P. Carey Inc.
Real Estate – First Quarter 2023

Leasing Activity
For the three months ended March 31, 2023, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	855,122	2	$6,517	$6,304	96.7%	$1,088	$—	7.9 years
Warehouse	—	—	—	—	—%	—	—	N/A
Retail	250,457	2	4,671	4,413	94.5%	—	—	6.7 years
Office	118,578	2	1,365	1,514	110.9%	—	43	2.5 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	31,115	1	477	477	100.0%	—	—	3.0 years
Total / Weighted Average (c)	1,255,272	7	$13,030	$12,708	97.5%	$1,088	$43	6.7 years

Q1 Summary
Prior Lease ABR (% of Total Portfolio)			0.9%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	133,500	1	685	272	103	5.0 years
Retail	40,572	1	1,217	3,543	684	15.0 years
Office	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	174,072	2	$1,902	$3,815	$787	11.4 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.
(d)Weighted average refers to the new lease term.

Investing for the Long Run® | 34

W. P. Carey Inc.
Real Estate – First Quarter 2023

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of March 31, 2023.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2023	28	23	$31,357	2.2%	3,942	2.2%
2024 (b)	41	35	90,900	6.4%	11,171	6.4%
2025	53	32	63,117	4.5%	7,076	4.0%
2026	48	38	68,604	4.8%	9,200	5.2%
2027	56	33	83,462	5.9%	8,838	5.0%
2028	47	29	70,118	5.0%	5,224	3.0%
2029	57	29	71,269	5.0%	8,337	4.7%
2030	34	30	75,471	5.3%	6,165	3.5%
2031	37	21	71,015	5.0%	8,749	5.0%
2032	41	22	45,872	3.2%	6,200	3.5%
2033	30	23	82,148	5.8%	11,196	6.4%
2034	50	19	93,525	6.6%	9,023	5.1%
2035	14	14	29,696	2.1%	4,957	2.8%
2036	49	19	87,133	6.2%	13,524	7.7%
Thereafter (>2036)	267	112	452,950	32.0%	61,070	34.7%
Vacant	—	—	—	—%	1,447	0.8%
Total (c)	852		$1,416,637	100.0%	176,119	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $38.8 million from a tenant (U-Haul Moving Partners, Inc. and Mercury Partners, LP) that as of March 31, 2023 provided notice of its intention to exercise its option to repurchase the 78 properties it is leasing on or around March 31, 2024.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 35

W. P. Carey Inc.
Real Estate – First Quarter 2023

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of March 31, 2023.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,961	1,851	29.7%	92.1%
Texas	12	6,886	843	13.5%	89.2%
California	10	6,581	859	13.8%	93.6%
Illinois	10	4,797	665	10.7%	90.4%
South Carolina	6	3,713	412	6.6%	94.9%
Georgia	5	2,052	250	4.0%	89.4%
North Carolina	4	2,829	322	5.2%	93.4%
Nevada	3	2,423	243	3.9%	91.1%
Delaware	3	1,678	241	3.9%	95.6%
Hawaii	2	954	95	1.5%	90.2%
Washington, DC	1	880	67	1.1%	93.9%
New York	1	792	61	1.0%	80.3%
Kentucky	1	764	121	1.9%	94.0%
Louisiana	1	541	59	1.0%	72.4%
Massachusetts	1	482	58	0.9%	90.3%
Oregon	1	442	40	0.6%	96.6%
Missouri	1	330	41	0.7%	57.6%
Total (a)	84	52,105	6,228	100.0%	91.5%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 36

W. P. Carey Inc.
Appendix
First Quarter 2023

Investing for the Long Run® | 37

W. P. Carey Inc.
Appendix – First Quarter 2023

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Mar. 31, 2023
Consolidated Lease Revenues
Total lease revenues – as reported	$352,336
Income from finance leases and loans receivable	20,755
Less: Income from secured loans receivable	(1,169)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	21,976
Non-reimbursable property expenses – as reported	12,772
337,174

Plus: NOI from Operating Properties
Self-storage revenues	22,850
Self-storage expenses	(7,675)
15,175

Hotel revenues	15,466
Hotel expenses	(11,885)
3,581

Student housing and other revenues	2,570
Student housing and other expenses	(1,689)
881

356,811

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	4,019
Less: Pro rata share of NOI attributable to noncontrolling interests (b)	(447)
3,572

360,383

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(15,050)
Add: Above- and below-market rent intangible lease amortization	10,861
Add: Other non-cash items	480
(3,709)

Pro Rata Cash NOI (c)	356,674

Adjustment to normalize for intra-period acquisition volume and dispositions (d)	908

Normalized Pro Rata Cash NOI (c)	$357,582

Investing for the Long Run® | 38

W. P. Carey Inc.
Appendix – First Quarter 2023

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Mar. 31, 2023
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$293,231
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	246,644
Less: Property expenses, excluding reimbursable tenant costs – as reported	(12,772)
Less: Operating property expenses – as reported	(21,249)
212,623

Adjustments for Other Consolidated Revenues and Expenses:
Less: Other lease-related income – as reported	(13,373)
Less: Reimbursable property expenses – as reported	(21,976)
Add: Other income and (expenses)	(127,988)
Add: Provision for income taxes	15,402
(147,935)

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(15,050)
Add: Above- and below-market rent intangible lease amortization	10,861
Add: Adjustments for pro rata ownership	3,657
Less: Income from secured loans receivable	(1,169)
Adjustment to normalize for intra-period acquisition volume and dispositions (d)	908
Add: Property expenses, excluding reimbursable tenant costs, non-cash	456
(337)

Normalized Pro Rata Cash NOI (c)	$357,582
________
(a)Includes $1.5 million from equity method investments in self-storage operating properties.
(b)Includes $0.1 million from noncontrolling interests attributable to student housing operating properties.
(c)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(d)For properties acquired and capital investments and commitments completed during the three months ended March 31, 2023, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended March 31, 2023, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the Long Run® | 39

W. P. Carey Inc.
Appendix – First Quarter 2023

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net income	$294,441	$209,503	$104,268	$127,718	$156,993

Adjustments to Derive Adjusted EBITDA (a)
(Gain) loss on sale of real estate, net (b)	(177,749)	(5,845)	4,736	(31,119)	(11,248)
Depreciation and amortization	156,409	140,749	132,181	115,080	115,393
Interest expense	67,196	67,668	59,022	46,417	46,053
Provision for income taxes	15,119	6,126	8,263	6,252	7,083
Straight-line and other leasing and financing adjustments (c)	(15,050)	(14,766)	(14,326)	(14,492)	(10,847)
Above- and below-market rent intangible lease amortization	10,861	8,652	11,186	10,548	11,004
Other (gains) and losses (d)	(8,100)	(97,059)	15,020	21,746	(35,745)
Stock-based compensation expense	7,766	9,739	5,511	9,758	7,833
Other amortization and non-cash charges	404	399	349	353	379
Merger and other expenses (e)	24	2,058	17,667	1,984	(2,322)
Impairment charges — real estate	—	12,734	—	6,206	20,179
Gain on change in control of interests (f)	—	—	(33,931)	—	—
Impairment charges — Investment Management goodwill (g)	—	—	29,334	—	—
	56,880	130,455	235,012	172,733	147,762

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (h)	2,050	2,076	2,124	4,329	9,426
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(443)	(511)	(308)	(23)	(23)
	1,607	1,565	1,816	4,306	9,403
Equity Method Investments in the Managed Programs: (i)
Less: Income from equity method investments in the Managed Programs	—	—	(1,512)	(59)	(2,972)
Add: Distributions received from equity method investments in the Managed Programs	—	—	535	535	520
	—	—	(977)	476	(2,452)
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (j)	—	—	7,456	—	—
Adjusted EBITDA (k)	$352,928	$341,523	$347,575	$305,233	$311,706
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(f)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(g)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(h)Amount for the three months ended March 31, 2022 includes a non-cash impairment charge of $4.6 million, recognized on an equity method investment in real estate.
(i)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(j)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.

Investing for the Long Run® | 40

(k)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 41

W. P. Carey Inc.
Appendix – First Quarter 2023

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net income from Real Estate	$293,292	$210,107	$110,715	$123,268	$146,856

Adjustments to Derive Adjusted EBITDA (a)
(Gain) loss on sale of real estate, net (b)	(177,749)	(5,845)	4,736	(31,119)	(11,248)
Depreciation and amortization	156,409	140,749	132,181	115,080	115,393
Interest expense	67,196	67,668	59,022	46,417	46,053
Provision for income taxes	15,402	4,908	3,631	5,955	6,913
Straight-line and other leasing and financing adjustments (c)	(15,050)	(14,766)	(14,326)	(14,492)	(10,847)
Above- and below-market rent intangible lease amortization	10,861	8,652	11,186	10,548	11,004
Other (gains) and losses (d)	(7,586)	(96,846)	13,960	20,155	(34,418)
Stock-based compensation expense	7,766	9,739	5,511	9,758	7,833
Other amortization and non-cash charges	404	399	349	353	379
Merger and other expenses (e)	24	2,058	17,667	1,984	(2,325)
Impairment charges — real estate	—	12,734	—	6,206	20,179
Gain on change in control of interests (f)	—	—	(11,405)	—	—
	57,677	129,450	222,512	170,845	148,916

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (g)	2,050	2,076	2,124	4,329	9,426
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(443)	(511)	(308)	(23)	(23)
	1,607	1,565	1,816	4,306	9,403
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (h)	—	—	11,892	—	—
Adjusted EBITDA – Real Estate (i)	$352,576	$341,122	$346,935	$298,419	$305,175
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(f)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(g)Amount for the three months ended March 31, 2022 includes a non-cash impairment charge of $4.6 million, recognized on an equity method investment in real estate.
(h)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.
(i)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 42

W. P. Carey Inc.
Appendix – First Quarter 2023

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net income (loss) from Investment Management	$1,149	$(604)	$(6,447)	$4,450	$10,137

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	(514)	(213)	1,060	1,591	(1,327)
(Benefit from) provision for income taxes	(283)	1,218	4,632	297	170
Impairment charges — Investment Management goodwill (c)	—	—	29,334	—	—
Gain on change in control of interests (d)	—	—	(22,526)	—	—
Merger and other expenses	—	—	—	—	3
	(797)	1,005	12,500	1,888	(1,154)

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (e)
Less: Income from equity method investments in the Managed Programs	—	—	(1,512)	(59)	(2,972)
Add: Distributions received from equity method investments in the Managed Programs	—	—	535	535	520
	—	—	(977)	476	(2,452)
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (f)	—	—	(4,436)	—	—
Adjusted EBITDA – Investment Management (g)	$352	$401	$640	$6,814	$6,531
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(e)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(f)The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 43

W. P. Carey Inc.
Appendix – First Quarter 2023

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – First Quarter 2023

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of March 31, 2023 is equal to $224.2 million, comprised of interest expense calculated in accordance with GAAP ($240.3 million), plus capitalized interest ($0.7 million) and other non-cash amortization expense (less than $0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($19.0 million), adjusted for pro rata ownership ($2.2 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of March 31, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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